                                                                                                                                                                                                                                   EXHIBIT 99.2

News Release

BOARDWALK PIPELINE PARTNERS DECLARES QUARTERLY DISTRIBUTION

INCREASES QUARTERLY DISTRIBUTION TO $0.40 PER UNIT

OWENSBORO, Ky., October 23, 2006 — Boardwalk Pipeline Partners, LP (NYSE:BWP) today declared a quarterly cash distribution per common and subordinated unit of $0.40 payable on November 6, 2006, to unitholders of record as of October 30, 2006. The distribution represents a 5.3 percent increase over the previous quarter’s cash distribution per unit of $0.38 and a 14.3 percent increase over the minimum quarterly distribution of $0.35 per unit set forth in the prospectus in connection with the Partnership’s initial public offering in November 2005.

Boardwalk Pipeline Partners, LP plans to announce earnings for the quarter ended September 30, 2006, on October 30, 2006, before the opening of trading on the New York Stock Exchange. The Partnership will host a live conference call and internet web-cast later that morning at 10:00 a.m. CT. A live broadcast of the conference call will be available online at the Partnership’s website (www.boardwalkpipelines.com). Please visit the website at least 10 minutes prior to the event to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (866) 825-1692. The PIN number to access the call is 27550065. An online replay will be available at the Company's website following the call.

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Boardwalk Pipeline Partners, LP is a master limited partnership engaged through its subsidiaries, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, in the interstate transportation and storage of natural gas. Boardwalk's two interstate natural gas pipeline systems have approximately 13,470 miles of pipeline and underground storage fields with aggregate working gas capacity of approximately 146 Bcf.

Contact

Tonya Mann-Howard
Investor Relations
(270) 686-3620